Exhibit 99.q(i)

POWER OF ATTORNEY

We, the undersigned Trustees of RS INVESTMENT TRUST and RS VARIABLE PRODUCTS TRUST (together, the “Trusts”), hereby severally constitute and appoint Matthew H. Scanlan, James E. Klescewski and Margherita L. DiManni, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our name and in the capacities indicated below, the Registration Statements on Form N-14 and Form N-1A of the Trusts and any and all amendments (including post-effective amendments) to said Registration Statements and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, with the securities commissioner of any state, or with other regulatory authorities, granting unto them, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

WITNESS my hand on the date set forth below.

Signature	Title	Date

/s/ JUDSON BERGMAN	Trustee	April 27, 2012
Judson Bergman

/s/ DENNIS M. BUSHE	Trustee	April 27, 2012
Dennis M. Bushe

/s/ KENNETH R. FITZSIMMONS JR.	Trustee	April 27, 2012
Kenneth R. Fitzsimmons Jr.

/s/ ANNE M. GOGGIN	Trustee	April 27, 2012
Anne M. Goggin

/s/ CHRISTOPHER C. MELVIN JR.	Trustee	April 27, 2012
Christopher C. Melvin Jr.

/s/ DEANNA M. MULLIGAN	Trustee	April 27, 2012
Deanna M. Mulligan

/s/ GLORIA S. NELUND	Trustee	April 27, 2012
Gloria S. Nelund

/s/ JOHN P. ROHAL	Trustee	April 27, 2012
John P. Rohal